As filed with the Securities and Exchange Commission on December 13, 1996
                                                 Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                         APPLEBEE'S INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

               Delaware                                  43-1461763
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                 Identification No.)


                        4551 West 107th Street, Suite 100
                           Overland Park, Kansas 66207
                                 (913) 967-4000
   (Address, including zip code, of Registrant's principal executive offices)

                         APPLEBEE'S INTERNATIONAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)
                                                             Copy to:
         Abe J. Gustin, Jr.                          Shari L. Wright, Esq.
       Chief Executive Officer                     Blackwell Sanders Matheny
    Applebee's International, Inc.                  Weary & Lombardi L.C.
  4551 West 107th Street, Suite 100                2300 Main Street, Suite 1100
   Overland Park, Kansas 66207                      Kansas City, Missouri 64108
         (913) 967-4000                                   (816) 274-6800
            (Name, address, telephone number, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                               Proposed            Proposed
                                              Amount            maximum             maximum
                                               to be         offering price    aggregate offering      Amount of
Title of securities to be registered        registered        per share (1)         price (1)       registration fee
====================================== ==================== ================ ===================== ==================
    Common Stock, $.01 Par Value        200,000 shares        $28.50          $5,700,000            $1,727.00
====================================== ==================== ================ ===================== ==================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of the Registrant's Common Stock as listed on the Nasdaq Stock Market on December 11, 1996.

                                EXPLANATORY NOTE


As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

                                      (i)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference

The following documents filed with the Commission by Applebee's International, Inc. (the "Company"), are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 29, 1996.

3. The Company's Current Report on Form 8-K as filed with the Commission on November 25, 1996.

4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A effective September 27, 1989.

5.   The description of the Company's  Rights to purchase Series A Participating
     Cumulative   Preferred  Stock  contained  in  the  Company's   Registration
     Statement on Form 8-A dated September 12, 1994.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


Item 4: Description of Securities

                    Not Applicable.


Item 5: Interests of Named Experts and Counsel

                    Not Applicable.

Item 6:  Indemnification of Directors and Officers

The Company has entered into indemnification agreements with certain officers and directors of the Company. Under these agreements, the Company agrees to hold harmless and indemnify each indemnitee generally to the full extent permitted by
Section 145 of the Delaware General Corporation Law (the "DGCL") and against any and all liabilities, expenses, judgments, fines, penalties and costs in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee has, is or at the time becomes a director or officer of the Company or any other entity at the request of the Company. The indemnity does not cover liability arising out of fraudulent acts, deliberate dishonesty or willful misconduct, violations of certain securities laws, or if a court determines that such indemnification is not lawful.

Section IX of the Bylaws of the Company provides for the indemnification of officers and directors of the Company generally to the extent permitted by
Section 145 of the DGCL,  including liability arising under the securities laws.
Section 145 permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed legal action (whether civil, criminal, administrative or investigative) for reason of their being officers or directors. The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, in the case of criminal proceedings, he had no reasonable cause to believe that his conduct was illegal. The corporation may indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is judged liable for negligence or misconduct in the performance of his duty to the corporation. If the officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

The Company has obtained liability insurance coverage for its officers and directors with respect to actions arising out of the performance of such officer's or director's duty in his or her capacity as such.

Item 7:  Exemption from Registration Claimed

                    Not Applicable.

Item 8: Exhibits

         4.1 Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         4.2 Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

         5        Opinion of Robert T. Steinkamp, counsel to the Company.

         23.1     Consent of Robert T. Steinkamp (included in Exhibit 5).

         23.2     Consent of Deloitte & Touche LLP.

         23.3     Consent of Arthur Andersen LLP.

         23.4     Consent of Coopers & Lybrand L.L.P.

         24       See Page II-5 of Registration Statement for Power of Attorney.


Item 9: Undertakings

Rule 415 Offering.

         The Company hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Compnay certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on December 13, 1996.



                                       APPLEBEE'S INTERNATIONAL, INC.
                                       By: /s/ Abe J. Gustin, Jr.
                                          ------------------------
                                           Abe J. Gustin, Jr.
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Abe J. Gustin, Jr. and Robert T. Steinkamp, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 13, 1996.

    Signature                       Title                           Date



/s/  Abe J. Gustin, Jr.        Chairman of the Board,          December 13, 1996
-----------------------         Chief Executive
Abe J. Gustin, Jr.               Officer and Director
                                 (Principal Executive Officer)


/s/  George D. Shadid          Executive Vice President and    December 13, 1996
-----------------------         Chief Financial Officer
George D. Shadid                (Principal Financial Officer)


/s/ Mark A. Peterson           Vice President and Controller   December 13, 1996
-----------------------         (Principal Accounting Officer)
Mark A. Peterson

/s/  D. Patrick Curran                                  Date:  December 13, 1996
-----------------------
D. Patrick Curran
Director

/s/  Eric L. Hansen                                     Date:  December 13, 1996
-----------------------
Eric L. Hansen
Director

/s/  Jack P. Helms                                      Date:  December 13, 1996
-----------------------
Jack P. Helms
Director

/s/  Kenneth D. Hill                                    Date:  December 13, 1996
-----------------------
Kenneth D. Hill
Director

/s/  Lloyd L. Hill                                      Date:  December 13, 1996
-----------------------
Lloyd L. Hill
Director

/s/  Robert A. Martin                                   Date:  December 13, 1996
-----------------------
Robert A. Martin
Director

/s/  Johyne H. Reck                                     Date:  December 13, 1996
-----------------------
Johyne H. Reck
Director

/s/  Burton M. Sack                                     Date:  December 13, 1996
-----------------------
Burton M. Sack
Director

/s/ Raymond D. Schoenbaum                               Date:  December 13, 1996
-----------------------
Raymond D. Schoenbaum
Director

                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER           Description of Exhibit

    4.1 Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

    4.2 Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

    5             Opinion of Robert T. Steinkamp, counsel to the Company.

    23.1          Consent of Robert T. Steinkamp  (included in Exhibit 5).

    23.2          Consent of Deloitte & Touche LLP.

    23.3          Consent of Arthur Andersen LLP.

    23.4          Consent of Coopers & Lybrand L.L.P.

    24            See Page II-5 of Registration Statement for Power of Attorney.